UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

EMA FINANCIAL, LLC,
Plaintiff,

-against-

PHARMAGREEN BIOTECH INC.,
Defendant.

20 Civ. 5662 (LGS)

ORDER

LORNA G. SCHOFIELD, District Judge:

The Court has been informed that the parties have reached a settlement in principle in this case (Dkt. No. 62). The so-ordered settlement agreement will follow separately. Accordingly, it is hereby **ORDERED** that this action is dismissed without costs and without prejudice to restoring the action to the Court's calendar, provided the application to restore the action is made within thirty (30) days of this Order. Any application to reopen filed after thirty (30) days from the date of this Order may be denied solely on that basis.

Any pending motions are **DISMISSED** as moot, and all conferences are **CANCELLED**.

The Clerk of Court is respectfully directed to close this case.

Dated: March 16, 2021
New York, New York

LORNA G. SCHOFIELD
UNITED STATES DISTRICT JUDGE